SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:	June 6, 2007

(Date of earliest event reported):	June 1, 2007

LOEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

667 Madison Avenue, New York, N.Y.	10021-8087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

    On June 1, 2007 L O & G Acquisition Corp., a wholly-owned subsidiary of the Registrant, as Purchaser, entered into an Alabama/Michigan/Permian Package Purchase Agreement (the “Purchase Agreement”) with Dominion Exploration & Production, Inc., Dominion Energy, Inc., Dominion Oklahoma Texas Exploration & Production, Inc., Dominion Reserves, Inc., LDNG Texas Holdings, LLC, and DEPI Texas Holdings, LLC, as Sellers, pursuant to which the Purchaser will acquire certain assets, including the shares or partnership interests of certain corporations and partnerships owned by the Sellers, and assume certain obligation of the Sellers (the “Acquired Operations”) for a purchase price of $4.025 billion in cash, subject to adjustment as provided in the Purchase Agreement.

    The Acquired Operations consist primarily of the Sellers’ natural gas exploration and production operations located in the Permian Basin in Texas, the Antrim Shale in Michigan and the Black Warrior Basin in Alabama. The Registrant has guaranteed (i) the Purchaser’s pre-closing obligations under the Purchase Agreement, including payment of the purchase price thereunder, and, (ii) for a period of ten years following the closing and subject to an aggregate limitation of $400 million and certain other conditions, the Purchaser’s post-closing obligations under the Purchase Agreement. Dominion Resources, Inc. has guaranteed the obligations of the Sellers under the Purchase Agreement. The obligations of the parties to close this transaction are subject to normal and customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The parties expect to close this transaction during the third quarter of 2007.

Item 7.01	Regulation FD Disclosure.

    On June 4, 2007, the Registrant issued a press release announcing the Purchase Agreement described above. The press release is furnished as Exhibit 99.1 to this Form 8-K. The information under Item 7.01 and in Exhibit 99.1 in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 and Exhibit 99.1 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless otherwise indicated in such registration statement or other document.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits:

Exhibit Reference	Exhibit
Number	Description

99.1	Loews Corporation press release, issued June 4, 2007, announcing the Purchase Agreement.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: June 6, 2007	By:	/s/ Gary W. Garson
Gary W. Garson
Senior Vice President
General Counsel
and Secretary